EXHIBIT 95

MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the three months ended March 31, 2013, none of our operations: (i) had any flagrant violations under Section 110(b)(2); (ii) received imminent danger orders under Section 107(a); (iii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (iv) had any mining-related fatalities.

Exhibit 95 – Page 1

FIRST QUARTER 2013

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended March 31, 2013. Of our 228 active MSHA-regulated facilities during the quarter, we received 116 federal mine safety inspections at 108 facilities during the reporting period. Of our inspected facilities, 92 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
CHEROKEE QUARRY, AL	1	0	1	0	0	0	0	0	0
DOLCITO STONE, AL	1	1	0	0	0	0	0	0	0
ELKIN QUARRY, NC	1	1	0	0	0	0	0	0	0
GRAY COURT, SC	1	2	0	0	0	0	0	0	0
GREENWOOD, SC	1	1	0	0	0	0	0.6	0	0
HUEBNER RD STONE, TX	3	1	0	0	0	0	0	0	0
MIAMI QUARRY, FL	1	1	0	0	0	0	0.3	0	0
NORCROSS, GA	2	1	0	0	0	0	0	0	0
SKIPPERS QUARRY, VA	1	2	0	0	0	0	0	0	0
SOUTH RUSSELLVILLE, AL	1	1	0	0	0	0	0	0	0
SPICEWOOD, TX	1	1	0	0	0	0	0	0	0
VILLA RICA, GA	1	1	0	0	0	0	0	0	0
VULCAN DRILL SERVICE SG, AL	1	2	0	0	0	0	0.5	0	0
WEATHERFORD STONE, TX	1	1	0	0	0	0	0	0	0
WEST 43RD SAND & GRAVEL, AZ	1	1	0	0	0	0	0	0	0
WEST TEXAS PORTABLE 3, TX	1	0	0	1	0	0	0	0	0
OTHER OPERATIONS - 92	97	0	0	0	0	0	0	0	0
Total	116	17	1	1	0	0	1.4	0	0

The total dollar value of proposed assessments received during the three months ended March 31, 2013 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $25,456.

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of March 31, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACKSBURG, SC	1	0	0
BOLINGBROOK STONE, IL	1	0	1
FORT PAYNE QUARRY, AL	1	0	0
FREDERICK QUARRY, MD	2	0	0
GRAND RIVERS QUARRY, KY	2	0	0
HARDIN COUNTY, KY	1	0	0
HARRISON COUNTY, IN	1	0	0
HELOTES STONE, TX	1	0	0
HOUSTON YARD, TX	1	0	0
KINGSPORT QUARRY, TN	1	0	0
LEMONT, IL	1	0	0
LITHIA SPRINGS, GA	1	0	0
MANASSAS QUARRY, VA	3	0	0
MANTENO, IL	2	0	0
MCCOOK, IL	2	0	0
MIAMI QUARRY, FL	1	0	0
NOTASULGA QUARRY, AL	1	0	0
PARSONS QUARRY, TN	1	0	0
PUDDLEDOCK, VA	1	0	0
RICHMOND QUARRY, VA	1	0	0
RICHMOND RD QUARRY, KY	1	0	0

Exhibit 95 – Page 2

Table continued from prior page	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ROCHESTER S&G, IL	1	0	0
ROCKINGHAM QUARRY, NC	1	0	0
SHELBYVILLE QUARRY, TN	1	6	0
STOCKBRIDGE, GA	1	0	0
SUN CITY S&G, AZ	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TUSCALOOSA, AL	0	3	0
TUSCUMBIA QUARRY, AL	1	0	0
VULCAN DRILL SERVICES SG, AL	0	1	0
WILSON COUNTY, TN	1	10	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended March 31, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
FREDERICK QUARRY, MD	1	0	0
HARDIN COUNTY, KY	1	0	0
HARRISON COUNTY, IN	1	0	0
LITHIA SPRINGS, GA	1	0	0
MCCOOK, IL	1	0	0
MIAMI QUARRY, FL	1	0	0
NOTASULGA QUARRY, AL	1	0	0
STOCKBRIDGE, GA	1	0	0
SUN CITY S&G, AZ	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TUSCALOOSA, AL	0	3	0
VULCAN DRILL SERVICES SG, AL	0	1	0

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the three months ended March 31, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACKSBURG, SC	1	0	0
BLAIRSVILLE QUARRY, GA	1	1	0
BOLINGBROOK STONE, IL	0	1	0
CALERA QUARRY, AL	1	0	0
CHEROKEE QUARRY, AL	1	0	0
DABNEY ASPHALT QRY, TX	1	0	0
GRAND RIVERS QUARRY, KY	1	0	0
HANOVER, PA	1	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
KENNESAW, GA	1	0	0
LAWRENCEVILLE QUARRY, VA	1	0	0
MANASSAS QUARRY, VA	1	0	0
MECKLENBURG QUARRY, VA	1	0	0
NOTASULGA QUARRY, AL	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0

Exhibit 95 – Page 3